UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2013

CACHE, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

0-10345	59-1588181
(Commission File Number)	(IRS Employer Identification No.)

1440 Broadway

New York, New York 10018
(Address of principal executive offices and zip code)

(212) 575-3200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 1, 2013, Cache, Inc. (“Cache”) issued an aggregate of 3,519,013 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”), to certain investors pursuant to the previously disclosed Investment Agreement, dated as of February 5, 2013, as amended to date, among Cache and the other parties thereto.  The Shares were issued for a subscription price of $1.65 per share and resulted in gross proceeds to Cache of approximately $5.8 million. The sale of the Shares was made in reliance on the exemption from registration of Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On May 1, 2013, Cache consummated its previously announced rights offering.  The rights offering resulted in the issuance of 4,613,904 shares of Common Stock and gross proceeds to Cache of approximately $7.6 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHE, INC.

Date: May 6, 2013	/s/ Margaret J. Feeney
Margaret J. Feeney
Executive Vice President and Chief Financial Officer